                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of Report: (Date of earliest event reported):
                          April 7, 2004 (April 6, 2004)


                                 GREY WOLF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            TEXAS                                  1-8226                               74-2144774
(STATE OR OTHER JURISDICTION              (COMMISSION FILE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION)

                         10370 RICHMOND AVE., SUITE 600
                                HOUSTON, TX 77042
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE AND ZIP CODE)

                                  713-435-6100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS

      On April 6, 2004, Grey Wolf, Inc. issued a press release announcing the closing of the previously announced acquisition of New Patriot Drilling Corp ("Patriot"). Grey Wolf acquired all of the outstanding capital stock and stock equivalents of Patriot by merger in exchange for $15.8 million in cash and 4,610,480 shares of Grey Wolf common stock. In addition, Grey Wolf made payments of $14.7 million to retire the outstanding debt of Patriot. Patriot's estimated working capital at closing was $1.7 million (including $1.2 million in cash) excluding the current portion of the debt repaid at closing by Grey Wolf. The cash consideration is subject to final adjustment for changes in Patriot's working capital. A copy of this press release is being filed as an exhibit to this report and is incorporated herein by reference.

      In an 8-K filed April 1, 2004, the Company announced the closing of $100.0 million of Floating Rate Contingent Convertible Senior Notes due 2024 (the "Notes"). The net proceeds from the sale were approximately $96.9 million after deducting the initial purchasers' discount and estimated offering expenses. The net proceeds will be used to fully redeem the remaining $85.0 million aggregate principal amount of the Company's 8-7/8% Senior Notes Due 2007 (the "8-7/8% Notes") and for general corporate purposes. The 8-7/8% Notes will be redeemed at 102.958%, plus accrued interest, on April 30, 2004.

      The following table sets forth our cash and cash equivalents and capitalization:

      o     as of December 31, 2003;

      o as adjusted to reflect the issuance of $100.0 million of the Notes, the application of a portion of the net proceeds to redeem the remaining $85.0 million aggregate principal amount of our 8-7/8% Notes, and inclusion of the remaining net proceeds in cash and cash equivalents; and

      o as further adjusted to give pro forma effect to the acquisition of Patriot.

                                                                         December 31, 2003
                                                        ---------------------------------------------------------
                                                                                                    Pro Forma
                                                        Historical          As Adjusted            As Adjusted(4)
                                                        ----------          -----------            --------------
Cash and cash equivalents                               $  54,350            $  59,989(1)            $  29,293
                                                        =========            =========               =========
Long-term debt
    8 7/8% Senior Notes Due 2007                        $  84,898            $      --               $      --
    3.75% Contingent Convertible Senior
         Notes due 2023                                   150,000              150,000                 150,000
    Floating Rate Contingent Convertible Senior
         Notes Due 2024                                        --              100,000                 100,000
                                                        ---------            ---------               ---------
         Total long-term debt                             234,898              250,000(2)              250,000

Shareholders' equity:
    Common stock, $.10 par value per share                 18,129               18,129                  18,590
    Additional paid-in capital                            330,266              330,266                 350,405
    Accumulated deficit                                  (152,758)            (155,192)(3)            (155,192)
                                                        ---------            ---------               ---------
         Total shareholders' equity                       195,637              193,203                 213,803
                                                        ---------            ---------               ---------
    Total capitalization                                $ 430,535            $ 443,203               $ 463,803
                                                        =========            =========               =========

                                       2
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-------------------

(1) Reflects cash payments of $91.3 million related to the redemption of the 8-7/8% Notes including redemption premium and accrued interest at December 31, 2003 and net proceeds of $96.9 million related to the issuance of $100.0 million aggregate principal amount of the Notes issued at par. On the actual date of the redemption of the 8-7/8% Notes, the redemption payment, including redemption premium and accrued interest, will be $90.0 million.

(2) Reflects the redemption of $85.0 million principal amount of 8-7/8% Notes and issuance of $100.0 million aggregate principal amount of the Notes issued at par.

(3) Reflects a $2.5 million redemption premium, a $1.1 million non-cash write-off of financing costs and a $0.1 million non-cash write-off of original issue discount associated with the redemption of the 8-7/8% Notes, net of taxes.

(4) Reflects the events described in notes (1) through (3) above and, in addition, the pro forma effect of the Company's acquisition of Patriot.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS

      Exhibit 10.1 Agreement and Plan of Merger among Grey Wolf, Inc., Grey Wolf Drilling Company, L.P., Grey Wolf Holdings Company, and New Patriot Drilling Corp.

      Exhibit 99.1      Grey Wolf, Inc. Press Release dated April 6, 2004.



                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 7, 2004

                                    GREY WOLF, INC.

                                    /s/ David W. Wehlmann
                                    ----------------------------------------
                                    David W. Wehlmann
                                    Executive Vice President and
                                    Chief Financial Officer


                                       3
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      Exhibit Number    Description
      --------------    -----------

      Exhibit 10.1 Agreement and Plan of Merger among Grey Wolf, Inc., Grey Wolf Drilling Company, L.P., Grey Wolf Holdings Company, and New Patriot Drilling Corp.

      Exhibit 99.1      Grey Wolf, Inc. Press Release dated April 6, 2004.